EXHIBIT 10.13
GUARANTY

THIS GUARANTY, made effective as of June 27, 2012, is given by CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Professional Services, Inc., d/b/a/ BodyCells, Inc., a Florida corporation (“CBAPSI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”)(CCCI, CCL, CPI, CBAPSI, CBAPI, and Channel are collectively referred to as “Guarantors”), for the benefit of Tonaquint, Inc., a Utah corporation, and its successors, transferees, and assigns (collectively “Investor”).

PURPOSE

A. Guarantors’ parent company, Cord Blood America, Inc., a Florida corporation (“CBAI”), has issued to Investor that certain Secured Convertible Promissory Note of even date herewith in the original principal amount of $1,252,000.00 (the “Note”)pursuant to a Securities Purchase Agreement of even date herewith by and between CBAI and Investor (the “Purchase Agreement”).

B. Guarantorsare wholly owned subsidiaries of CBAI, and Guarantors will substantially benefit from the credit evidenced by the Note, including without limitation, the transfer from CBAI to Guarantors of at least $100,000 from the proceeds of the Note.

C. Investor agreed to enter into the Purchase Agreement and provide financing toCBAI only upon the inducement and representation of Guarantors that Guarantors would guaranty certain indebtedness, liabilities and obligations of CBAI owed to Investor under the Purchase Agreement, Note and all the other Transaction Documents (as defined in the Purchase Agreement), as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Investor to enter into the Purchase Agreement and the other Transaction Documents and provide the financing contemplated therein, Guarantor hereby agrees for the benefit of Investor as follows:

GUARANTY

1.           Indebtedness Guaranteed.  Guarantors hereby absolutely and unconditionally guarantee the prompt payment in full of all indebtedness, liabilities and obligationsowed by CBAI to Investor under the Purchase Agreement, Note and/or any of the other Transaction Documents(collectively, the “Obligations”), as and when the same (including without limitation portions thereof) become due and payable.  Guarantors acknowledge that the amount of the Obligations may exceed the principal amount of the Note.
2.           Representations and Warranties. Each Guarantor hereby represents and warrants to Investor that (a) each Guarantor is a wholly owned subsidiary of CBAI, and thereby will materially benefit from the financial accommodations granted to CBAI by Investor pursuant to the Transaction Documents, (b) this Guaranty is given in consideration of Investor entering into the Transaction Documents and providing financing thereunder, (c) Guarantor has examined or has had the full opportunity to examine the Purchase Agreement, Note, and all the other Transaction Documents, and (d) Guarantor expects to receive from CBAI an allocation of at least $100,000 from the proceeds of the Note. Additionally, in connection with its execution and delivery of this Guaranty, Guarantors shall execute and deliver to Investor a Security Agreement in the form attached hereto as Exhibit A, which Security Agreement shall also be executed by CBAI.

3.           Alteration of Obligations.  In such manner, upon such terms and at such times as Investor and CBAI deem best and without notice to Guarantors, Investor and CBAI may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release CBAI, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor.  No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantors or any other guarantor, endorser of the Note or any other person, and no change, impairment or release of all or a portion of the obligations of CBAI under any of the Transaction Documents or suspension of any right or remedy of Investor against any person, including, without limitation, CBAI and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantors hereunder or any security furnished by Guarantors or give Guarantors any recourse against Investor.  Each Guarantor acknowledges that its obligations hereunder are independent of the obligations of CBAI.

4.           Waiver.  To the extent permitted by law, each Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Investor to proceed against CBAI or any other person or to pursue any other remedy in Investor’s power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Investor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of CBAI, Investor, any endorser or creditor of CBAI or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Investor as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Investor which may destroy or otherwise impair the subrogation rights of Guarantors or the right of Guarantors to proceed against CBAI for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Investor to disclose to Guarantors any facts Investor may now or hereafter know about CBAI, regardless of whether Investor has reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume or have reason to believe that such facts are unknown to Guarantors or have a reasonable opportunity to communicate such facts to Guarantors, since each Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of CBAI and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Investor’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, as amended; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, as amended; (i) any claim, right or remedy which each Guarantor may now have or hereafter acquire against CBAI that arises hereunder and/or from the performance by each Guarantor hereunder, including, without limitation, any claim, right or remedy of Investor against CBAI or any security which Investor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Investor to pursue any other guarantor or any other person, or to foreclose on any collateral.

5.           Bankruptcy.  So long as any Obligation shall be owing to Investor, Guarantors shall not, without the prior written consent of Investor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against CBAI.  The obligations of each Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of CBAI, or by any defense which CBAI may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6.           Claims in Bankruptcy.  Guarantors shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantors may have against CBAI relating to any indebtedness, liability or obligation of CBAIowed to each applicable Guarantor and will assign to Investor all rights of such Guarantor thereunder.  If each Guarantor does not file any such claim, Investor, as attorney-in-fact for each Guarantor, is hereby authorized to do so in the name of such Guarantor or, in Investor’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Investor’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Investor or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Investor the amount payable on such claim and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Investor all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled; provided, however, that such Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Investor receives cash by reason of any such payment or distribution.  If Investor receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If at any time the holder of the Note is required to refund to CBAI any payments made by CBAI under the Note because such payments have been held by a bankruptcy court having jurisdiction over CBAI to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor’s other obligation under this Guaranty, Guarantors shall reimburse the holder in the aggregate amount of such refund payments, such obligation being joint and several among all of the Guarantors.

7.           Costs and Attorneys’ Fees.  If CBAI or Guarantors fail to pay all or any portion of any Obligation, or Guarantors otherwise default hereunder, each Guarantor shall be jointly and severally liable to pay all such expenses and actual attorneys’ fees incurred by Investor in connection with the enforcement of any obligations of any Guarantor hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8.           Cumulative Rights.  The amount of each Guarantor’s liability and all rights, powers and remedies of Investor hereunder and under any other agreement now or at any time hereafter in force between Investor and any Guarantor, including, without limitation, any other guaranty executed by a Guarantor relating to any indebtedness, liability or obligation of CBAI owed to Investor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Investor by law.  This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability or obligation of CBAI owed to Investor.

9.           Independent Obligations.  The obligations of each Guarantor hereunder are independent of the obligations of CBAI and all other Guarantors, and, to the extent permitted by law, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantors or any of them whether or not CBAI is joined therein or a separate action or actions are brought against CBAI. Investor may maintain successive actions for other defaults.  Investor’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10.         Severability.  If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11.           Successors and Assigns.  This Guaranty shall inure to the benefit of Investor, its successors and assigns, including the assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of each Guarantor.  This Guaranty may be assigned by Investor with respect to all or any portion of the Obligations, and when so assigned, Guarantors shall be liable to the assignees under this Guaranty without in any manner affecting the liability of each Guarantor hereunder with respect to any Obligations retained by Investor.

12.           Notices.  Whenever Guarantors or Investor shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, by fax or mailed by registered or certified mail, postage prepaid, addressed as follows:

To Each Guarantor:

Cord Blood America, Inc.
Attn: Joseph R. Vicente and Stephen Morgan
1857 Helm Drive
Las Vegas, NV 89119

To Investor:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Carman Lehnhof Israelsen LLP
Attn: Jonathan K. Hansen
4626 North 300 West, Suite 160
Provo, Utah 84604

Any such notice delivered personally shall be deemed to have been received upon delivery.  Any such notice sent by fax shall be presumed to have been received by the addressee one (1) business day after its successful transmission.  Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail.  Any party to whom any such notice is to be sent hereunder may change its address by giving the other such parties written notice of its new address as herein provided.

13.           Application of Payments or Recoveries.  With or without notice to Guarantors, Investor, in Investor’s sole discretion and at any time and from time to time and in such manner and upon such terms as Investor deems fit, may (a) apply any or all payments, conversions or recoveries from CBAI or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Investor may determine, to any indebtedness, liability or obligation of CBAI owed to Investor, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to CBAI any payment received by Investorin connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14.           Setoff.  Investor shall have a right of setoff against all monies, securities and other property of Guarantors now or hereafter in the possession of, or on deposit with, Investor (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Investor may have by law.  All rights of setoff may be exercised without notice or demand to Guarantors.  No right of setoff shall be deemed to have been waived by any act or conduct on the part of Investor, or by any neglect to exercise such right of setoff, or by any delay in doing so.  Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Investor.

15.           Miscellaneous.

15.1           Governing Law and Venue.  This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of Salt Lake County or the state courts of the State of Utah sitting in Salt Lake County in connection with any dispute arising under this Guaranty, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

15.2           Entire Agreement.  Except as provided in any other written agreement now or at any time hereafter in force between Investor and Guarantors, this Guaranty shall constitute the entire agreement of Guarantors with Investor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Investor unless expressed herein.

15.3.           Attorneys’ Fees. In the event of any litigation or dispute arising from this Guaranty, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

15.4.           Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

15.5           Construction.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.  The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.  The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

15.6           Waiver.  No provision of this Guaranty or right granted to Investor hereunder can be waived in whole or in part nor can a Guarantor be released from such Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Investor.

15.7           No Subrogation.  Until all indebtedness, liabilities and obligations of CBAI owed to Investor have been paid in full, Guarantors shall not have any right of subrogation.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date first set forth above.

[Signature page to Guaranty]

EXHIBIT A

SECURITY AGREEMENT